Calculation of Filing Fee Tables
S-8
ALTERITY THERAPEUTICS LTD
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	1	Equity	ADR	Other	1,812,574	$ 3.68	$ 6,670,272.32	0.0001381	$ 921.16
Total Offering Amounts:							$ 6,670,272.32		$ 921.16
Total Fees Previously Paid:									$ 0.00
Total Fee Offsets:									$ 0.00
Net Fee Due:									$ 921.16
Offering Note
[1]	(1) The ordinary shares, no par value (the "Shares") of Alterity Therapeutics Limited (the "Registrant") registered hereunder are represented by the Registrant's American Depositary Shares ("ADSs"), each representing twelve (12) Shares. (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional Shares that may become issuable under the terms of the Registrant's Employee Incentive Securities Plan (the "Plan") by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding Shares. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices of the Registrant's Shares (as represented by ADSs) on The Nasdaq Stock Market LLC on September 15, 2026. (4) Represents Shares reserved for issuance under the Plan.1,812,574 ADRs are 21,750,886 shares. (5) The Registrant does not have any fee offsets to claim.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A